UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2006

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

343 Thornall Street, Edison, New Jersey,	08837-2206
(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

343 Thornall Street, Edison, New Jersey,	08837-2206
(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On November 25, 2003, Mack-Cali Realty, L.P. (the “Operating Partnership”), the operating partnership through which Mack-Cali Realty Corporation (the “General Partner”) conducts its real estate activities, and affiliates of The Mills Corporation (“Mills”) entered into a joint venture agreement (the “Meadowlands Xanadu Venture Agreement”) to form Meadowlands Developer Limited Partnership (f/k/a Meadowlands Mills/Mack-Cali Limited Partnership, and hereafter, the “Meadowlands Venture”) for the purpose of developing a $1.3 billion family entertainment, recreation and retail complex with an office and hotel component to be built at the Meadowlands sports complex in East Rutherford, New Jersey (“Meadowlands Xanadu”).  Meadowlands Xanadu’s approximately 4.76 million-square-foot complex is expected to feature a family entertainment, recreation and retail destination (the “ERC Component”).  In addition to the ERC Component, Meadowlands Xanadu is also expected to include four office buildings, aggregating approximately 1.8 million square feet, and a 520-room hotel.

On August 21, 2006, Mills announced that it had signed a non-binding letter of intent with Colony Capital Acquisitions, LLC (“Colony”) and Kan Am USA Management XXII Limited Partnership (“Kan Am”) under which Colony would arrange for construction financing for Meadowlands Xanadu and make a significant equity infusion into the Meadowlands Venture, and Mills would not have any financial obligations post closing  (the “Colony Transaction”).  Kan Am has been a partner with Mills in the Meadowlands Venture.

On November 22, 2006, the Operating Partnership entered into and consummated a Redemption Agreement (the “Redemption Agreement”) with the Meadowlands Venture, Meadowlands Developer Holding Corp., a limited partner in the Meadowlands Venture, and the Meadowlands Limited Partnership (f/k/a Meadowlands/Mills Limited Partnership, and hereafter “MLP”), a general partner and a limited partner in the Meadowlands Venture.  Immediately prior to entering into the Redemption Agreement, the investors in MLP undertook a restructuring of MLP whereby Colony became an indirect owner of MLP.

In connection with the Colony Transaction and pursuant to the Redemption Agreement, the Meadowlands Venture redeemed (the “Redemption”) the Operating Partnership’s entire interest in the Meadowlands Venture and its right to participate in the development of the ERC Component in exchange for (i) $22.5 million in cash and (ii) a non-economic general partnership interest in each of the office and hotel components of Meadowlands Xanadu.  In connection with the Redemption, the Operating Partnership also received a non-interest bearing promissory note for an additional $2.5 million, which note is payable in full by MLP only at such time as the Operating Partnership exercises one of its options to develop the first of the office and hotel components of Meadowlands Xanadu.

Concurrent with the execution of the Redemption Agreement, the Operating Partnership also entered into the Mack-Cali Rights, Obligations and Option Agreement (the “Rights Agreement”) by and among the Meadowlands Venture, MLP, Meadowlands

Mack-Cali GP, L.L.C., Mack-Cali, Baseball Meadowlands Limited Partnership, A-B Office Meadowlands Mack-Cali Limited Partnership, C-D Office Meadowlands Limited Partnership, Hotel Meadowlands Mack-Cali Limited Partnership and ERC Meadowlands Mills/Mack-Cali Limited Partnership.  Pursuant to the Rights Agreement, the Operating Partnership retained certain rights and obligations it held under the Meadowlands Xanadu Venture Agreement with respect to the development of the office and hotel components of Meadowlands Xanadu, including an option to develop any of the office or hotel components of Meadowlands Xanadu (each, a “Take Down Option”).  Upon the exercise of an initial Take Down Option, the Operating Partnership will receive economic interests in each of the office or hotel component partnerships as both a general partner and a limited partner in the applicable office or hotel component, and following the receipt of $2.5 million in full payment of the note from MLP, the Operating Partnership’s ownership interest in each of the office or hotel component partnerships will be reduced from 80 percent (as provided in the Meadowlands Xanadu Venture Agreement) to 75 percent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: November 29, 2006	By:	/s/ ROGER W. THOMAS
Roger W. Thomas

Executive Vice President,
General Counsel and Secretary

MACK-CALI REALTY, L.P.

	By:	Mack-Cali Realty Corporation,
its general partner

Dated: November 29, 2006	By:	/s/ ROGER W. THOMAS
Roger W. Thomas

Executive Vice President,
General Counsel and Secretary